                            TWIN DISC, INCORPORATED
                  1328 Racine Street, Racine, Wisconsin 53403

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               OCTOBER 16, 1998

NOTICE IS HEREBY GIVEN TO THE
     SHAREHOLDERS OF TWIN DISC, INCORPORATED

     The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation will be held at 2 P.M. (Central Daylight Time) on Friday, October 16, 1998 at Roma Lodge, 7130 Spring Street, Racine, Wisconsin for the following purposes:

     1. Election of 3 Directors to serve until the Annual Meeting in 2001.

     2. Approval of the 1998 Incentive Compensation Plan.

     3. Approval of the 1998 Stock Option Plan for Non-employee Directors.

     4. To transact any other business that may properly come before the meeting.

     Only holders of record of shares of common stock of the Corporation at the close of business on August 28, 1998, shall be entitled to vote at the meeting.

     A proxy appointment and proxy statement are enclosed herewith. The proxy appointment shows the form in which your shares are registered. Your signature should be in the same form.

                                                FRED H. TIMM
                                                Secretary

September 16, 1998

     IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE BEFORE THE DEADLINE STATED IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT IS NOT RECEIVED BY THE SECRETARY BEFORE THAT DEADLINE, IT WILL BE RULED INVALID. SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING PERSONALLY, AND DESIRE TO VOTE IN PERSON, YOU MAY REQUEST BEFORE ANY VOTE THAT YOUR PROXY APPOINTMENT BE RETURNED TO YOU IN ORDER THAT YOU MAY VOTE IN PERSON.

YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND RETURN
THE ENCLOSED PROXY APPOINTMENT
IMMEDIATELY.

                          1998 Proxy Statement
                        TWIN DISC, INCORPORATED
                           September 16, 1998

DATE, TIME AND PLACE OF MEETING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2 P.M. (Central Daylight Time), at Roma Lodge, 7130 Spring Street, Racine, Wisconsin on Friday, October 16, 1998, or any adjournment thereof. Holders of common stock of record at the close of business on the 28th day of August 1998, are entitled to vote at the meeting and each shareholder shall have one vote for each share of common stock registered in the shareholders name. Shares represented by a signed proxy appointment will be voted in the manner specified in the form of proxy or, if no specification is made, in favor of each of the propositions mentioned therein. The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment, will constitute a quorum at the meeting. The Corporation intends to mail this statement to shareholders on or before September 16, 1998.

     The enclosed proxy appointment form must be signed and delivered to the Secretary either in person, by mail, or by messenger. Appointment forms transmitted by facsimile, telex, telegram, or electronic means will not be accepted. Furthermore, appointment forms must be received by the Secretary not less than 48 hours prior to the date of the meeting. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

     The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder s surname and either the shareholder s first or middle name as represented on the corporate records, and any titles, offices or words indicating agency which appear in the Corporate records.

     If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 1999 Annual Meeting, the proposal must be received at the Corporation's principal executive offices no later than May 13, 1999. Shareholder proposals received later than August 1, 1999 will be considered untimely, and will not be considered at the Corporation's 1999 Annual Meeting.

     The person giving the proxy may revoke it before it is exercised, either in person, by mail, or by messenger, by submitting a later dated proxy appointment form to the Secretary at least forty-eight (48) hours prior to the date of the meeting. The person giving the proxy may also revoke it openly stating the revocation at the meeting, by voting at the meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the meeting. Appointment forms or revocations transmitted by facsimile, telex, telegram, or electronic means will not be accepted. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

     The record date with respect to this solicitation is August 28, 1998. On August 28, 1998, there were outstanding 2,832,984 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 50,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

                       PERSONS MAKING THE SOLICITATION

     The proxy solicited hereunder by the Corporation will be voted in favor of the Directors recommendations on each and all matters properly brought before the meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals submitted to shareholders (other than the election of directors). Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers may have authority to vote on certain items when they have not received instructions from beneficial owners. A "broker non-vote" occurs on an item submitted for shareholder approval when the broker does not have authority to vote on the item in the absence of instructions from the beneficial owner. Such "broker non-votes" will have no effect on the outcome of the election of directors or the independent public auditors. The approval of a majority of the votes cast on a particular matter, shall be the vote of the Corporation.

           PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

     Based upon the records of the Corporation and filings with the Securities and Exchange Commission as of July 31, 1998, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

                                          Nature of
                                          Beneficial      Amount   Percent of
      Name                Address         Ownership       Owned      Class
----------------- -------------------  --------------    --------  ----------
Michael E. Batten 3419 Michigan Blvd.  Power to vote     542,427<F1>  19.1%
                  Racine, WI           Beneficial        135,897<F2>   4.8%

Fidelity          82 Devonshire St.    Power to vote &   282,600      10.0%
  Management and  Boston, MA           dispose of stock
  Research
  Corporation

Dimensional Fund  1299 Ocean Ave.      Power to vote &   216,482       7.6%
  Advisors        Santa Monica, CA     dispose of stock

<F1>
(1) Held as trustee under various trusts.
<F2>
(2) Includes 2,600 shares owned by the wife of Michael E. Batten and 55,000 subject to currently exercisable stock options.


DIRECTORS AND EXECUTIVE OFFICERS
     Based upon the records of the Corporation and filings with the Securities and Exchange Commission as of July 31, 1998, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

                                 Amount and Nature
     Name of                       of Beneficial                 Percent of
 Beneficial Owner                  Ownership <F4>                   Class
------------------               -----------------               ----------
Michael E. Batten                 678,324 <F5>                      23.9%
Stuart W. Tisdale                  10,000 <F6>                        *<F3>
James O. Parrish                   30,734 <F6>                       1.1%
Paul J. Powers                      3,300 <F6>                        *
Michael H. Joyce                   38,436 <F6>                       1.4%
Richard T. Savage                   4,900 <F6>                        *
David L. Swift                      1,100 <F6>                        *
David R. Zimmer                     1,978 <F6>                        *
George E. Wardeberg                   400 <F6>                        *
Philippe Pecriaux                  26,502 <F6>                        *
Lance J. Melik                      5,875 <F6>                        *
Gerald W. Metzger                     800 <F6>                        *
John A. Mellowes                          <F7>                        *
All Directors and
Executive Officers
as a group (15 persons)           826,972 <F6>                      29.2%

<F3>
* Denotes ownership of less than one percent of shares outstanding.
<F4>
(1)Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.
<F5>
(2)Includes 2,600 shares held by Mr. Batten s wife, 495,849 shares held by him as trustee under various family trusts, 124,872 shares held as limited guardian for a cousin, and 55,000 shares subject to presently exercisable stock options.
<F6>
(3)Shares subject to currently exercisable stock options included in the above are as follows: Mr. Tisdale 9,000, Mr. Parrish 24,800, Mr. Powers 3,000, Mr. Joyce 32,000, Mr. Savage 2,200, Mr. Swift 900, Mr. Zimmer 900, Mr. Pecriaux 25,500, Mr. Melik 1,000, Mr. Metzger 800, Mr. Wardeberg 200, and all Directors and executive officers as a group 174,300.
<F7>
(4)Currently not a director.

                            ELECTION OF DIRECTORS

     Three directors are to be elected for a term to expire at the annual meeting following the fiscal year ended June 30, 2001. Shares of common stock represented by properly executed proxy appointments in the accompanying form will be voted for the nominees listed for the term indicated unless authority to do so is withheld.

     The nominees for the Board of Directors and the Directors whose terms will continue and the class to which he has been or is to be elected are as set forth below. Each nominee and each Director was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited, except for John A. Mellowes, who is currently not a Director.

                                                                 Served  as
                              Principal Occupation                Director
 Name of Director               and other Public                Continuously
and Date of Birth             Company Directorships                Since
------------------    -------------------------------------     ------------
DIRECTORS WHOSE TERMS EXPIRE IN 2001:

James O. Parrish......Vice President-Finance                     December 1982
  September 12, 1940  & Treasurer
                      Twin Disc, Incorporated

Paul J. Powers........Chairman, President and                      July 1992
  February 5, 1935    Chief Executive Officer,
                      Commercial Intertech, Corp.,
                      Youngstown, Ohio
                      (A leading manufacturer of hydraulic
                      components, pre-engineered buildings
                      and stamped metal products)
                      Also Chairman and CEO,
                      Cuno Incorporated,
                      Meriden, Connecticut
                      (A manufacturer of fluid purification products)
                      Director of Global Marine Incorporated, and
                      Ohio Edison Company

John A. Mellowes......Chairman and Chief Executive Officer,
   March 16, 1938     Charter Manufacturing Co.,
                      Mequon, Wisconsin
                      (A privately held producer of bar,
                      rod wire and wire parts)
                      Currently not a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

Michael H. Joyce......President and Chief Operating Officer,     October 1991
  November 7, 1940    Twin Disc, Incorporated
                      Formerly, President
                      Mobile Fluid Products, Division of
                      Dana Corporation
                      (Diversified manufacturer)
                      Greenville, South Carolina

Richard T. Savage.....Chairman and retired President and         April 1993
  October 5, 1938     Chief Executive Officer,
                      Modine Manufacturing Company,
                      Racine, Wisconsin
                      (A manufacturer of heat
                      exchange equipment)
                      Also Director,
                      Marshall & Ilsley Corporation

George E. Wardeberg...President and Chief Executive Officer       July 1997
  August 27, 1935     WICOR, Inc.,
                      Milwaukee, Wisconsin
                      (Parent company of Wisconsin Gas Company
                      and Sta-Rite Industries, Inc.)
                      Also Director,
                      Marshall & Ilsley Corporation

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

Michael E. Batten.....Chairman and Chief Executive Officer,      May 1974
  April 14, 1940      Twin Disc, Incorporated
                      Also Director,
                      Briggs & Stratton Corporation,
                      Firstar Corporation,
                      Simpson Industries, and
                      Universal Foods Corporation

David L. Swift........Former Chairman, President and             July 1995
  September 20, 1936  Chief Executive Officer,
                      Acme-Cleveland Corporation,
                      Pepper Pike, Ohio
                      (Manufacturer of diversified
                      industrial products)
                      Also Director,
                      Alltrista Corporation and
                      Cuno Incorporated

David R. Zimmer.......Executive Vice President-Operations         July 1995
  August 21, 1946     United Dominion Industries
                      Charlotte, North Carolina
                      (Manufacturer of proprietary engineered
                      products)
                      Formerly President and Chief Executive Officer,
                      Core Industries, Inc.,
                      Bloomfield Hills, Michigan

                     DIRECTOR COMMITTEES AND ATTENDANCE

BOARD OF DIRECTORS  MEETINGS AND ATTENDANCE
     The Corporation s Board of Directors met 6 times during the year ended June 30, 1998. There was one absence from these meetings.


DIRECTORS  COMMITTEE MEETINGS AND ATTENDANCE
     The Executive Selection and Salary and Audit Committees met 1 and 3 times respectively, during the year. The Director Nominating and Board Affairs Committee met 1 time during the year. The Pension and Finance Committees met 3 and 2 times respectively during the year. Each Director attended at least 75% of the meetings requiring his attendance.

DIRECTOR COMMITTEE FUNCTIONS
  Audit Committee
     The Audit Committee reviews with the Corporation s Internal Auditor and Independent Public Accountants their activities, reports and comments, and recommends to the Board any action which it deems appropriate. The Committee recommends to the Board the selection of auditors.

  Finance Committee
     The Finance Committee considers management s proposed financial policies and actions, and makes appropriate recommendations to the Board regarding:
Debt and capital structure, acquisitions, capital budgets, dividend policy and other financial matters.

  Nominating and Board Affairs Committee
     The Director Nominating and Board Affairs Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules making recommendations to the Board as appropriate.

  Executive Selection and Salary Committee
     The Executive Selection and Salary Committee reviews nominees for Corporate offices and related compensation levels, making recommendations to the Board of Directors as considered necessary.

  Pension Committee
     The Pension Committee reviews and recommends to the Board for approval the pension funds professional advisors and auditors. The Committee annually reviews actuarial assumptions, actuarial valuations, investment performance, funding policies and investment policies.

  Committee Membership
     The Directors committees are currently comprised of the following Directors; the Chairman of the Committee is listed first:
                                                             Nominating
                                           Executive            and
Audit        Finance        Pension        Selection         Board Affairs
----------   ------------   ------------   ---------------   ----------------
Powers       Zimmer         Swift          Savage            Tisdale
Swift        Swift          Powers         Powers            Savage
Wardeberg    Tisdale        Savage         Tisdale           Wardeberg
Zimmer       Wardeberg      Zimmer
                            Joyce
                            Parrish

                     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation received by the Corporation s Chief Executive Officer and the 4 most highly paid executive officers for the 3 fiscal years ended June 30, 1996, 1997, and 1998, respectively.

                          SUMMARY COMPENSATION TABLE

                                Annual            Long-Term
Name and                     Compensation        Compensation
Principal                                            Stock       All Other
Position            Year      Salary    Bonus <F8>  Options  Compensation<F9>
---------           ----     --------  ----------  --------- ----------------
Michael E. Batten   1998     $328,000  $190,000      9,000        $19,876
  Chairman and      1997      313,000   125,700      8,000         13,072
  Chief Executive   1996      305,000    53,699      9,000         16,424
  Officer

Michael H. Joyce    1998     $245,000  $127,700      4,500         $5,965
  President and     1997      234,000    94,000      3,500          5,525
  Chief Operating   1996      228,176    40,142      4,500          6,939
  Officer

Philippe Pecriaux   1998     $169,100   $73,100      3,000              -
  Vice President    1997      165,000    52,800      3,000              -
  Europe            1996      168,100    48,828      2,500              -

James O. Parrish    1998     $161,500   $65,500      2,500          7,786
  Vice President    1997      154,500    46,500      2,000          5,364
  Finance &         1996      150,113    19,806      2,500          5,945
  Treasurer

Lance J. Melik      1998     $125,000   $43,500      1,000          6,787
  Vice President    1997      120,000    30,800      1,000          4,406
  Corp. Development 1996      117,000    12,900      1,000          3,685

Gerald W. Metzger   1998     $126,500   $45,000        600          5,100
  General Manager   1997      122,500    31,000        800          4,000
                    1996      119,327     2,551        800          3,800
<F8>
(1)Represents annual incentive bonuses determined by the Board of Directors.
See "Board Executive Selection and Salary Committee Report on Executive
Compensation-Annual Incentives". Bonuses are paid in the fiscal year following the fiscal year in which earned.
<F9>
(2)Amounts are comprised of Corporation s 401(k) matching contributions and
Corporation paid life insurance includible in income.

                                 STOCK OPTIONS
     The following table summarizes option grants during fiscal year 1998 to the executive officers named in the Summary Compensation Table above, and the potential realizable values at assumed annual rates of stock price appreciation for the 10 year option term.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                    Potential Realizable Value
                                                      at Assumed Annual Rates
                                                   of Stock Price Appreciation
                       Individual Grants                   or Option Term
             ----------------------------------  -----------------------------
                          % of Total
                           Options
               Options    Granted to  Exercise  Expiration
    Name      Granted<F10>Employees    Price<F11>  Date        5%         10%
-----------   ----------  ---------   --------  ----------  --------  --------
M. Batten       4,500       10.8%      $28.750    8/11/02   $ 81,363  $206,190
M. Batten       4,500       10.8%      $31.625    8/11/07   $ 89,500  $226,809
M. Joyce        4,500       10.8%      $28.750    8/11/07   $ 81,363  $206,190
J. Parrish      2,500        6.0%      $28.750    8/11/07   $ 45,202  $114,550
P. Pecriaux     3,000        7.2%      $28.750    8/11/07   $ 54,242  $137,460
L. Melik        1,000        2.4%      $28.750    8/11/07   $ 18,081  $ 45,820
G. Metzger        800        1.9%      $28.750    8/11/07   $ 14,465  $ 36,656

<F10>
(1) During the fiscal year ended June 30, 1998, a total 41,600 options were granted to officers, key employees and directors, with 28,600 granted under the 1988 Incentive Stock Option Plan and 13,000 options granted under the 1988 Non-Qualified Stock Option Plan. Options granted to Mr. Batten during the fiscal year ended June 30, 1998 were 4,500 non-qualified stock options and 4,500 incentive stock options. Percentages reflected are based upon the total amount of options granted under both plans. All options are exercisable upon grant.
<F11>
(2) The exercise price is the fair market value on the date of grant, except for incentive stock options granted to Mr. Batten which are exercisable at 110% of the fair market value at date of grant.

                        AGGREGATED OPTION EXERCISES IN
                 LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 1998 by the named executive officers and the value of such officers unexercised options at June 30, 1998.

                                 Total Number             Total Value
                                of Unexercised           of Unexercised,
                                 Options Held          In-the-Money Options
             Shares    Value   at Fiscal Year End     Held at Fiscal Year End
          Acquired on  Real-   Exer-      Unexer-     Exer-        Unexer-
Name       Exercise    ized    cisable    cisable     cisable      cisable
----      -----------  -----  ---------  ---------   ---------    -----------
M. Batten        0        N/A   55,000       0        $263,000        $ 0
M. Joyce    11,000    149,500   32,000       0        $293,063        $ 0
J. Parrish     700     10,032   24,800       0        $185,275        $ 0
P. Pecriaux      0        N/A   25,500       0        $180,000        $ 0
L. Melik     1,600      3,200    1,000       0        $  1,500        $ 0
G. Metzger   2,800     26,200      800       0        $  1,200        $ 0

Retirement Income Plan
     The Twin Disc Employees Retirement Income Plan for salaried employees provides non-contributory benefits based upon both years of service and the employee s highest consecutive 5-year average annual compensation during the last 10 calendar years of service. The Plan is integrated with Social Security. The following table presents the non-contributory benefits payable for life under the Plan to employees assuming normal retirement in the current year.


AVERAGE HIGH                NON-CONTRIBUTORY PENSION BASED ON
5-YEAR ANNUAL                    YEARS OF CREDIT SERVICE
COMPENSATION  10 YEARS    20 YEARS    25 YEARS    30 YEARS    40 YEARS

$ 50,000      $ 9,683     $19,366     $ 24,208    $ 25,149    $ 27,391
  75,000       14,883      29,766       37,208      38,799      42,341
 100,000       20,083      40,166       50,208      52,449      57,291
 150,000       30,483      60,966       76,208      79,749      87,191

     The values reflected in the table represent the application of the Plan formula to the appropriate amounts of compensation and years of service. Benefits payable under the Plan, however, must be in compliance with the applicable guidelines or maximum prescribed in the Employees Retirement Income Security Act of 1974 (ERISA), as currently stated or as adjusted from time to time. Assuming continued employment to normal retirement age (age 65) the estimated credited years of service for each of the Corporation s executive officers named in the Summary Compensation Table is as follows: Mr. Batten 35 years; Mr. Joyce 14 years; Mr. Parrish 31 years; Mr. Melik 41 years; and Mr. Metzger 7 years. Mr. Pecriaux is not eligible for benefits under the Twin Disc Retirement Income Plan.

     In addition, for years of service subsequent to December 31, 1996, the Company provides non-contributory benefits based on a percentage of compensation, from 4.5% to 6.5% based on years of service, with interest at the thirty year U.S. Treasury Bond rate with a minimum guarantee of 3%. This benefit is payable as a lump sum or annuity.

     The Corporation has adopted an unfunded supplemental plan which will provide those benefits which are otherwise produced by application of the Plan formula, but which, under ERISA, are not permitted to be funded or paid through a qualified plan and its related trust. Such an arrangement is specifically provided for under the law.

Supplemental Retirement Benefit Plan
     A supplemental retirement benefit is extended to qualified management. The supplemental retirement benefit is calculated as a single life annuity at an amount approximating 60% of the highest rate of pay attained during a specified period. The benefit is payable in the form of a single life annuity, contingent annuity or a 10 year temporary annuity. The contingent annuity provides for payments to continue to the surviving spouse at a rate equal to 50% of the rate previously paid to the participant. In the event of death of a plan member after attaining a retirement age but prior to retirement, the surviving spouse will receive a lump sum benefit.

Compensation of Directors
     Directors of the Corporation were paid a retainer fee of $9,000 for the year. In addition, Directors received a $1,300 fee for each board meeting attended and $1,100 for each committee meeting attended. Directors who are officers do not receive any fees in addition to their remuneration as officers.
     Outside Directors (non-Corporation employees) are eligible to participate in the 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors.
     Outside Directors (non-Corporation employees) who reach the age of 68 or who retire from full-time employment are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside directors are entitled to a retirement benefit for a limited period equal to the sum of:
     a) The annual retainer at the time of retirement.
     b) 6 monthly fees for Director Meetings at the rate prevailing at the time of retirement.

Employment Contracts
     The Corporation has entered into agreements with certain of its key executives, including Messrs. Batten, Joyce, Parrish, Pecriaux and Melik. The agreements provide for severance benefits to be paid to the executive following a change in control of the Corporation (as defined) and a termination (as defined) of the employment of the executive. Upon the occurrence of the events, as specified in the agreements, which would entitle the executive to the payment of severance benefits, the maximum contingent liability of the Corporation for the payment of such severance benefits would be approximately $3,176,000. Severance benefits for an executive officer would generally consist of the sum of the executive s highest annual base salary between the change in control and the date of termination plus the executive s most recent annual bonus times the lesser of 1.50 (2.75 for Messrs. Batten, Joyce and Parrish) or the number of whole and fractional years between the termination date and his normal retirement date. In addition, the executive would be entitled to the cash value of any shares of common stock subject to unexercised stock options held by the executive and a continuance of fringe benefits for 24 months following termination. The agreements are specifically designed to assure that benefits will not exceed the limitations and provisions of Sec. 280(g), of the Internal Revenue Code.

           Board Executive Selection and Salary Committee Report
                         on Executive Compensation

Compensation Philosophy
    The Corporation's primary business objective is to maximize shareholder value over the long term. To accomplish this objective, the Corporation has developed a comprehensive business strategy that emphasizes maximizing long-term cash flow and earnings, maintaining leadership or becoming the leader in its markets, and providing products of the highest quality.

     The Executive Selection and Salary Committee of the Board of Directors (the "Committee") is comprised of 3 independent directors, none of whom has interlocking or other relationships which might be considered conflicts of interest. The Committee establishes compensation programs which are designed to foster the Corporation's business objectives. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

    The Committee members believe that the compensation program should target compensation levels at rates that are reflective of current market practices. Offering market-comparable pay opportunities allows the Corporation to maintain a stable, successful management team.

     Competitive market data is provided by an independent compensation consultant. The data provided compares the Corporation's compensation practices to a group of comparative companies. The Corporation's market for compensation comparison purposes is comprised of a group of companies that have national and international business operations and similar sales volumes, market capitalizations, employment levels, and lines of business. In establishing a comparative group for compensation purposes, the Committee exercises its judgment and makes its decision after considering the factors it deems relevant.

     The companies chosen for the comparative group used for compensation purposes are not necessarily the same companies which comprise the peer group index in the Performance Graph included in this proxy statement. The Committee believes that the Corporation's most direct competitors for executive talent include many companies in geographical areas in which the Corporation operates as well as many of the companies that are included in the peer group established for comparing shareholders returns.

     The key elements of the Corporation's executive compensation are base salary, annual incentives, long-term compensation, and benefits. These key elements are addressed separately below. In determining compensation, the Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits, with the objective of being competitive but not trend setting.

Base Salaries
    The Committee regularly reviews each executive's base salary. Base salaries are targeted at market levels, based upon the Committee's analysis of marketplace practices. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices.

     Base salaries offer stability to executives and allow the Corporation to attract competent executive talent and maintain an effective management team. They also allow executives to be rewarded for individual performance based on the Corporation's evaluation process which encourages the development of executives. Pay for individual performance rewards executives for achieving goals which may not be immediately evident in common financial measurement.

    Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Corporation. When evaluating individual performance, the Committee considers the executive's effort in promoting Corporate values; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and other goals. Overall, executive salaries were increased at rates comparable to the increases provided at other companies and are near market levels.

    As reflected in the Summary Compensation Table on page 8, Mr. Batten's base salary was increased in 1998 by $15,000. In determining Mr. Batten's base salary in 1998, the Committee considered the Company's financial performance for the year, Mr. Batten's individual performance, and his long-term contributions to the success of the Corporation. The Committee also compared Mr. Batten's base salary to the base salaries of CEOs at comparative companies.

Annual Incentives
     The Twin Disc Incentive Bonus Program (the "Annual Plan") promotes the Corporation's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate, business unit, and individual performance goals. Annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

     Eligibility to participate in the Annual Plan, as well as the individual payout percentages assigned to each eligible executive's position, are determined annually by Mr. Batten, as chief executive officer, subject to the approval of the Committee.

     Each year, the Committee approves specific goals relating to each executive's bonus opportunity. Eligible executives are assigned threshold and target bonus levels based on a percentage of base salary. Executives earn bonuses to the extent to which preestablished goals are achieved.

     In 1998 bonus awards were granted as earnings targets were attained indicating that prior long term decisions are providing favorable results. Corporate goals in 1998 were based on target earnings and return on net assets employed.

     Target bonus awards are established at levels approximating marketplace practices for each executive. Targets are considered by the Committee to be achievable, but to require above average performance from each of the executives.

     In 1998, Mr. Batten received a bonus under the Annual Plan of $190,000. This reflects achievements towards he Corporation's goals relating to earnings and return on net assets employed in 1998.

Long-Term Incentives
     Long-term incentives are provided pursuant to the Corporation's 1988 Non-Qualified Stock Option Plan for Officers, Key Employees and Directors, and the 1988 Incentive Stock Option Plan.

     In keeping with the Corporation's commitment to provide a total compensation package which includes at-risk components of pay, the Committee makes annual decisions regarding appropriate stock option grants for each executive. When awarding stock options, the Committee considers executives' levels of responsibility, prior experience, historical award data, various performance criteria, and compensation practices at comparator companies. Consistent with the above stated goals, Mr. Batten received options to purchase 9,000 shares in 1998.

     Stock options are granted at an option price not less than the fair market value of the Corporation's common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Corporation.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's CEO and four other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation of the Corporation's CEO and the four other most highly compensated executive officers currently does not approach the disqualifying threshold. In the future, in the event the disqualifying threshold becomes an issue, the Committee will weigh all the facts and circumstances in existence at the time.

                                      Executive Selection and Salary Committee
                                               Richard T. Savage, Chairman
                                               Stuart W. Tisdale
                                               Paul J. Powers

                                      July 31, 1998

INDEPENDENT PUBLIC AUDITORS

     The firm has audited the Corporation s books annually since 1928. Representatives of Coopers & Lybrand are expected to be present at the meeting and, while no formal statement will be made by them, they will be available to respond to appropriate questions.

CORPORATE PERFORMANCE GRAPH

     The following table compares total shareholder return over the last 5 fiscal years to the Standard & Poor s Diversified Machinery Index and the Russell 2000 index. The S&P Diversified Machinery Index consists of a broad range of manufacturers (including the Corporation). The Russell 2000 Index consists of a broad range of 2,000 Companies (including the Corporation). The Corporation believes, because of the similarity of its business with those companies contained in the S&P Diversified Machinery Index, that comparison of shareholder return with this index is appropriate. Total return values for the Corporation s common stock, the S&P Diversified Machinery Index and the Russell 2000 Index were calculated based upon an assumption of a $100 investment on June 30,1993, and based upon cumulative total return values assuming reinvestment of dividends on a quarterly basis.

                  Comparison of Five-Year Cumulative Total Return
            Twin Disc, Inc.; S&P Diversified Machinery; and Russell 2000

                 06/30/93  06/30/94  06/30/95  06/30/96  06/30/97  06/30/98
                 --------  --------  --------  --------  --------  --------
  Twin Disc        97.63    114.78    148.11    142.65    180.85    199.71
  S&P Div. Mach.  134.23    145.89    184.60    211.85    305.71    223.57
  Russell 2000    125.96    131.50    157.90    195.68    227.64    210.56

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and directors, the Corporation believes that during the period from July 1, 1997 to June 30, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten (10%) beneficial owners were complied with.

1998 INCENTIVE COMPENSATION PLAN

THE PLAN
     The Board of Directors has adopted the 1998 Incentive Compensation Plan (the 1998 Plan"), in the form attached as Exhibit A, subject to approval and ratification by the Corporation's shareholders. The following statements with respect to the 1998 Plan are qualified by and made subject to the more complete information contained in Exhibit A.

     It is the judgment of the Board of Directors that the stock option grants made under the Corporation's previous plans have been effective and useful in attracting, retaining and motivating outstanding employees. The adoption of the 1998 Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding employees, and to encourage them to increase their proprietary interests in the Corporation.

     No additional stock options or other stock rights will be granted under the previous plans upon approval of the 1998 Plan. It is believed that the 1998 Plan, providing for the issuance of incentive and non-qualified stock options, and other stock-related benefits, should now be adopted so the Corporation will be able to continue to attract and retain qualified management personnel.

ADMINISTRATION
     A Committee of the Board of Directors (the "Committee"), will administer the 1998 Plan. The Committee is authorized to interpret the 1998 Plan; establish and amend the rules for its administration; and determine which officers and key employees shall be granted options or other stock related benefits.

     It is not possible at this time to determine who may be selected to receive options and/or other benefits under the 1998 Plan or the amount of common stock to be optioned or awarded to any person. It is expected, however, that the Committee will make these determinations on the basis of the person's responsibilities and present and potential contributions to the success of the Corporation, and that among those who may qualify as recipients of options and/ or related benefits will be officers and other key employees of the Company and its majority-owned subsidiaries.

BENEFITS
     Stock based or cash benefits ("Benefits") under the 1998 Plan may be granted, awarded or paid in any one or a combination of Stock Options (incentive stock options and non-qualified stock options), Stock Appreciation Rights, Restricted Stock Awards, Performance Unit Awards, Performance Stock Awards and Annual Incentive Awards, all as more specifically described in Exhibit A. There is reserved for issuance under the 1998 Plan an aggregate of 165,000 shares of the Corporation's common stock, which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination thereof. The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

     Stock options will consist of options (either incentive stock options or non-qualified stock options) to purchase shares of common stock. The Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price or procedure for setting the option price shall be set by the Committee at the time of granting of an option. The option price may not be less than the fair market value of the Corporation's stock on the date of grant. For incentive stock options, in the event the recipient owns more than 10% of the Corporation's stock, the option price must be at least 110% of the fair market value on the date of grant. Likewise, with respect to an incentive stock option, all options must be exercised within ten
(10) years after the date of grant unless the recipient of the option owns more than 10% of the total stock, in which case it must be exercised within five (5) years of its grant. In the event of stock dividends, splits and similar capital changes, the 1998 Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options. Under certain circumstances, extensions or other modifications and outstanding options may result in disqualification of an option as an incentive option. The purchase price of option shares may be paid in cash, Corporation stock, a combination of Corporation stock and cash, or such other legal and appropriate forms or means as the Committee may determine. For non-qualified options, the option holder must also pay the Corporation, at the time of purchase, the amount of federal, state and local withholding taxes required to be withheld by the Corporation. These taxes may be settled in cash or with Corporation stock, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to withholding requirement. Shares of the Corporation's common stock may also be used by participants for payment of the option price or satisfaction of withholding tax obligations. The Plan also permits other forms of payment if authorized by the Board and consistent with applicable law and regulations.

     Stock appreciation rights may be granted under the 1998 Plan with respect to options granted concurrently or previously under the 1998 Plan. Each stock appreciation right will permit the holder to receive up to 100%, or such lesser amount as set by the Committee of the difference between the market price (on the date of exercise) of the shares to which it relates and the option price thereof. A stock appreciation right will be exercisable at the time and to the extent the option to which it relates is exercisable. Holders of stock appreciation rights will be permitted to exercise the right or the related option, but not both. Upon exercise, rights will be paid in common stock of the Corporation or cash, or a combination thereof, as determined by the Committee. Any exercise will reduce the shares issuable under the Plan under which the related option was granted by the number of shares with respect to which the right is exercised, even if payment is made partly or wholly in cash.

     Restricted stock becomes vested in approximate equal installments over a period of time specified from the date of grant, with each installment to mature annually. Each installment becomes vested only if earned by the recipient by remaining in the employment of the Corporation, subject to certain exceptions.

     Performance Unit Awards provide for units, contingently granted, which entitle the employee to cash payments or their equivalent in shares of stock valued at the time of grant (i.e., the unit value remains constant and does not fluctuate with changes in the market value of the stock), provided predetermined objections are met.

     Performance Stock Awards provide for artificial shares, contingently granted, and entitle the employee to actual shares of common stock or their cash equivalent at the time of payment (i.e., the unit value may appreciate or decline depending on future market value of the stock), if predetermined objectives are achieved.

     Annual Incentive Awards entitle a participant to receive a specified payment in cash, common stock, deferred stock, restricted stock or a combination thereof if and when certain conditions are satisfied. The maximum annual formula bonus may be fixed at up to 100% of the participant's base salary, with the Board or Committee designating the percentage level of participation and maximum bonus for each officer while management designates the percentage level of participation and maximum bonus for other participants. The Board or Committee will determine whether the bonuses will be payable to participants in stock or cash, or a combination of stock and cash.

     Non-transferability
     -------------------
     Unless otherwise provided in an agreement governing the grant of an award, a participant's rights shall be exercisable during lifetime only by the participant, and no award may be sold, transferred or assigned, except that options and stock appreciation rights are transferable by will and pursuant to the laws of descent and distribution.

     Amendment
     ---------
     The Board of Directors may amend, alter or discontinue the 1998 Plan. However, no amendment, alteration or discontinuation of the 1998 Plan or any Benefit granted under the 1998 Plan may impair the rights of any participant under any Benefit Plan without the participant's consent.

     Other Terms
     -----------
     The issuance of stock upon exercise of options or other grant or award of Benefits is subject to the registration with the Securities and Exchange Commission of the shares reserved by the Corporation for the Plan. The closing price of the Corporation's common stock on the New York Stock Exchange on September 2, 1998 was $_______ per share.

     Effective Date
     --------------
     The 1998 Plan will be effective on the date it is approved by the shareholders. No stock options or other Benefits included in the 1998 Plan may be granted after October 16, 2008.

     The federal income tax consequences and accounting aspects of an employee's participation in the Plan are complex and subject to change. A summary of such tax consequences and accounting aspects is included as Exhibit A-1.

     Vote Required
     -------------
     The proposed 1998 Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock.

     The Board of Directors recommends a vote FOR Adoption of the proposed 1998 Incentive Compensation Plan. Unless otherwise specified therein, proxies solicited by the Board will be voted for this proposal.


1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Plan
     The Board of Directors believes that the Corporation's continued growth and success depends upon maintaining and strengthening the Corporation's ability to attract and maintain well-qualified individuals to serve as directors. In furtherance of these goals. the Board of Directors recommends approval of the 1998 Stock Option Plan for Non-Employee Directors, (the "Directors' Plan") in the form attached as Exhibit B. The description herein of the Directors' is qualified in its entirety by and subject to the more complete information contained in Exhibit B.

     The Board recommends approval of the 1998 Stock Option Plan for Non-Employee Directors in addition to the 1998 Incentive Compensation Plan.

     Administration
     The Board of Directors will administer the directors' plan, but may appoint a committee of two or more directors to administer the Plan if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended. Grants of options under the Plan, and the amount, price and timing of the grants will be automatic as described below. All questions of interpretation of the director's plan will be determined by the Board or the Committee as applicable and the determination by the Board or the Committee as applicable will be final and binding on the parties.

     Only directors who are not salaried employees of the Corporation are eligible to receive Benefits.

     On each annual shareholders meeting beginning in 1998, each director elected or reelected is automatically granted an option to purchase 1,000 shares of common stock of the Corporation. If an eligible director is appointed to the Board effective on any date other than the date of the annual shareholders meeting, such director shall be granted an option to purchase 600 shares of the Corporation's common stock as of the date of appointment.

     Stocks to be issued under the director's plan may be newly issued shares, authorized but unissued shares or shares reacquired by the Corporation on the open market or otherwise. No more than 35,000 shares of common stock in the aggregate, subject to adjustments for its stock dividends, stock splits and similar changes, may be issued pursuant to options granted under the director's plan.

     Benefits
     --------
     The director's plan authorizes the granting of non-qualified stock options only. The director's plan provides that the option price per share will be not less than 100% of the fair market value of the shares on the date the option is granted, and that such options will be exercisable not later than ten (10) years after the date they are granted and will terminate no later than three (3) years after termination of a director's status for any reason other than death. Payment upon exercise of the stock option may, at the Board's discretion, be made in the form of Corporation stock, cash, a combination of stock and cash, or such other legal and appropriate forms or means as the Board may determine.

     Transferability
     ---------------
     Options granted under the director's plan may not be transferred or assigned by a director other than by will or by the laws of descent or distribution, except that such options may be assigned or transferred to or for the benefit of a member of the participant's immediate family or to a trust created for their benefit, provided such transfer is permissible and consistent with the requirements of the securities laws then in effect.

     Amendment
     ---------
     The Board may amend the director's plan at any time, but with the proviso that no such amendment shall reduce the amount of an existing option or change the terms and conditions without the participant's consent and that no amendment shall, without the approval of the Corporation's shareholders, (i) increase the total number of shares of common stock that may be issued under the Plan or increase the amount or type of option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be subject to options under the Plan; (iii) modif~ the requirements as to eligibility for an option under the Plan;~or (iv) extend the term of the Plan.

     Effective Date
     --------------
     The director's plan shall be effective on the date it is approved by the shareholders.

     Federal Income Tax Consequences
     -------------------------------
     Tax and accounting aspects of the director's plan as they relate to non-qualified stock options are discussed in Exhibit A-i.

     Vote Required
     -------------
     The director's plan will be ratified if approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's common stock.

     The Board of Directors recommends a vote FOR adoption of the 1998 Stock Option Plan for Non-Employee Directors. Unless other specified therein, a proxy solicited by the Board will be voted FOR this proposal.

General
     The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson & Co., Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $6,500 plus expenses.

     Management does not know of any other business to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

     If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience. However, in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the meeting.

                                  EXHIBIT A

                           TWIN DISC, INCORPORATED
                       1998 INCENTIVE COMPENSATION PLAN


                                  ARTICLE I

                                   PURPOSE

     1.1 Purpose. The purpose of the Twin Disc, Incorporated 1998 Incentive Compensation Plan (the "Plan") is to promote the overall financial objectives of Twin Disc, Incorporated (the "Company") and its majority owned subsidiaries ("Subsidiaries") by providing opportunities for the officers and key employees selected to participate in the Plan to acquire Common Stock of the Company ("Common Stock"), to receive cash payments based on the value of Common Stock, or to receive cash or Common Stock bonuses upon attainment of specified financial goals of the Company or its Subsidiaries. The Plan gives the Executive Selection and Salary Committee of the Company's Board of Directors, or such other c9mmittee as the Board of Directors shall designate (the "Committee") the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, performance unit awards, performance stock awards, and/or annual incentive awards (collectively, "Awards") to eligible employees of the Company.


                                 ARTICLE II

                           EFFECTIVE DATE AND TERM

     2.1 Effective Date. The Plan shall become effective on the date that it is approved by a majority of the outstanding shares of Common Stock of the Company, provided that such approval occurs within twelve months after the date that the Plan is adopted by the Company's Board of Directors (the "Board"). Awards may be granted under this Plan prior to shareholder approval of the Plan, provided that all such Awards are made subject to such shareholder approval. If shareholder approval is not obtained within twelve months after the date this Plan is adopted by the Board, the Board's adoption of this Plan, and the grant of any Awards under this Plan, shall be null and void.

     2.2 Term. No Award may be granted more than ten years after the date that the Plan is adopted by the Board. Awards granted within this time frame may, subject to the terms of the Plan and the agreement(s) governing the grant of the Awards, be exercised, paid out, or modified more than ten years after the adoption of the Plan.


                                ARTICLE III

                            STOCK SUBJECT TO PLAN

     3.1 Maximum Number. The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 165,000 subject to the adjustments provided in Article X, below. Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.

     3.2 Availability of Shares for Award. Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new
Award:


     (a) if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares;

     (b) to the extent that the value of such shares is paid out in cash rather than in Common Stock; or

     (c) shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the participant received no benefit of ownership from the shares.

Shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may be made subject to issuance pursuant to a later Award.

                                 ARTICLE IV

                               ADMINISTRATION

     4.1 General Administration. The Board shall supervise and administer the Plan. The Board shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Awards granted under the Plan, and with respect to all Plan administration issues.

     4.2 Powers of the Board. Subject to the terms of the Plan, the Board shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of options granted under the Plan;
(vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements or whether and under what terms to loan all or a portion of the exercise price; (viii) to decide whether an Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and (xi) to make all other determinations necessary or advisable for the administration of the Plan.

     4.3 Committee. Any or all powers and discretion vested in the Board under this Plan (except the power to amend or terminate the Plan) may be exercised by the Committee. The Committee shall consist of at least three directors, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.


                                  ARTICLE V

                                 ELIGIBILITY

     5.1 Eligibility. An Award may be granted under the Plan to those key employees (including officers) of the Company or its present or future Subsidiaries who, in the opinion of the Board or Committee, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

                                  ARTICLE VI

                                   AWARDS

     6.1 Types of Awards. Awards under the Plan may be granted in any one or a combination of the following:

     (a) Stock Options. An Option shall entitle the participant to receive shares of Common Stock upon exercise of such Option, subject to the participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the participant governing the award of such Option. The agreement governing the award of an option shall designate whether such option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any stock option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option.

           (i) Exercise Price. The exercise price per share of the Common Stock purchasable under an Option shall be determined by the Board or Committee. The exercise price per share shall not be less than the fair market value per share of Common Stock on the date the option is granted (or not less than 110% of the such fair market value if the option is granted to an individual owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of he Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Shareholder")). For this and all other purposes under the Plan, the fair market value shall be the closing price per share of Common Stock on the New York Stock Exchange ("NYSE") on the date of grant; provided, that if the Common Stock ceases to be listed on the NYSE, the Board or Committee shall designate an alternative method of determining the fair market value of the Common Stock.

           (ii) Option Period. An Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Board or Committee. An option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

     (b) Stock Appreciation Rights. A Stock Appreciation Right shall entitle the participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.l(b)(i)(3) or 6.l(b)(ii) below, subject to the participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the participant governing the award of such Stock Appreciation Right. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan ("Tandem SAR's"), or may be granted on a stand-alone basis ("Stand Alone SAR's").

           (i)   Tandem SAR's.

                 (1) Grant. Tandem SAR's may be granted in connection with non-qualified Stock Options at or after the time that such non-qualified Stock Options are granted, but may only be granted in connection with incentive Stock Options at the time of grant of such incentive Stock Options.

                 (2) Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

                 (3) Exercise. Upon the exercise of a Tandem SAR, the participant be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the Option Price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised. The exercise of Tandem SAR's shall require the cancellation of a corresponding number of Stock Options to which the Tandem SAR's relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SAR's to which the Stock Options relate.

                 (4) Expiration or Termination. A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

           (ii) Stand Alone SAR's. A Stand Alone SAR may be granted at such time and for such term as the Board or Committee shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR. Upon exercise of a Stand Alone SAR, the participant shall be entitled to receive, in cash, Common Stock or a combination of both (as determined by the Board or Committee), an amount equal to the falr market value per share of Common Stock over a value specified in the agreement governing the grant of the Stand Alone SAR, multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

     (c) Restricted Stock Awards. Restricted Stock consists of shares of Common Stock that are transferred or sold to the participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination, and may be subject to a substantial risk of forfeiture. Until such restrictions lapse, the participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock. A sale of Restricted Stock to a participant shall be at such price as the Board or Committee determines, which price may be substantially below the fair market value of the Common Stock at the date of grant.

           (i) Lapse of Restrictions. The Board or Committee shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Board or Committee deems appropriate.

           (ii) Rights of Holder of Restricted Stock. Except for the restrictions on transfer and/or the Company's option to repurchase the Restricted Shares, the participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends. Unless otherwise determined by the Board or Committee and subject to the terms of the Plan, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the participant if and when the restrictions on the shares of Restricted Stock to which such dividends relate lapse. Cash dividends shall be paid with an appropriate rate of interest, as determined by the Board or Committee.

          (iii) Certificates. The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed. If and when such restrictions lapse, certificates for such shares shall be delivered to the participant. Such shares may further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

     (d) Performance Unit Awards. Performance Unit Awards entitle the participant to cash payments (or, at the election of the Board or Committee, their equivalent in shares of Common Stock), if predetermined objectives are met. Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock.

           (i) Performance Goals. The Board or Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives, and may relate to, without limitation, one or more of the following: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Board or Committee shall determine.

          (ii) Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Board or Committee shall certify the extent to which such goals have been achieved.

     (e) Performance Stock Awards. Performance Stock Awards are artificial shares that are contingently granted to a participant, which entitle the participant to actual shares of Common Stock (or, at the election of the Board or Committee, their cash equivalent), if predetermined objectives are met. Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant.

           (i) Performance Goals. The Board or Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives, and may relate to, without limitation, one or more of the following: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Board or Committee shall determine.

           (ii) Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Board or Committee shall certify the extent to which such goals have been achieved.

     (f) Annual Incentive Awards. An Annual Incentive Award entitles a participant to receive a specified payout in cash, common stock, deferred stock, restricted stock or a combination thereof (subject to approval of the Committee), if and when certain conditions are satisfied. To elect the payout of a portion of the award in common stock, the participant must inform the Committee in writing prior to the start of the fiscal year to which it relates. The maximum annual formula bonus may be fixed at up to 100% of the participant's base salary with the Board or Committee designating the percentage level of participation and maximum bonus for each officer of the Company while management designates the percentage level of participation and maximum bonus for other participants. The Board or Committee will determine whether the bonuses will be payable to participants in stock or cash, or a combination of stock and cash.

     6.2 Written Agreements. Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the participant. Until such agreement has been entered into between the Company and the participant, the participant shall have no rights in any Award approved by the Board or the Committee.

     6.3 Application of Code Section 162(m). Code Section 162(m) prohibits a publicly-held corporation from taking a deduction for remuneration paid to certain employees in excess of $1,000,000. Code Section 162(m)(4)(C) provides that remuneration payable solely on account of the attainment of one or more performance goals is not counted toward this limitation, but only if certain conditions are satisfied. To the extent that any Award is intended to satisfy the exception contained in Code Section 162(m)(4)(C), the following shall apply to such Award:

     (a) Determination of Performance Goals. The performance goals pursuant to which an Award is made must be determined by a committee of the Board comprised solely of two or more "outside directors," as that term is defined under Code Section 162 and the regulations thereunder (the "Outside Directors Committee"). The Committee may serve as the Outside Directors Committee if it meets these requirements. The performance goals established by the Outside Directors Committee must be objective, and remuneration intended to be excepted under Code Section 162(m)(4)(C) must be contingent upon the attainment of the performance goals.

     (b) Approval of Performance Goals. The material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.

     (c) Certification of Satisfaction of Performance Goals. The Outside Directors Committee must certify that the performance goals and any other material terms and conditions were in fact satisfied.

     (d) Satisfaction of Code Section 162(m). In all other respects, the requirements of Code Section 162(m)(4)(C) and the regulations thereunder must be satisfied.


                                  ARTICLE VII

                               PAYMENT FOR AWARDS

     7.1 General. Payments required, if any, upon a participant's exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Board or Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

     7.2 Financial Assistance. The Board or the Committee may cause the Company or a Subsidiary to give or arrange for financial assistance (including without limitation direct loans, with or without interest, secured or unsecured, or guaranties of third-party loans) to a participant for the purpose of providing funds for the exercise of an Award under the Plan, when in the judgment of the Board or Committee such assistance may reasonably be expected to be in the best interests of the Company, and provided that such assistance as may be granted shall be consistent with the certificate of incorporation and by-laws of the Company and applicable law, and will permit any Common Stock to be fully paid and nonassessable when issued.

                                ARTICLE VIII

                EFFECT OF TERMINATION OF EMPLOYMENT ON BENEFITS

     8.1 Termination by Reason of Death. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a participant incurs termination of employment due to death:

     (a) Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time of the participant's death) for a period of one year immediately following the date of death, or until the expiration of the Option or Stock Appreciation Right if shorter.

     (b) Any restrictions on shares of Restricted Stock shall lapse and the participant shall be fully vested in the Restricted Stock.

     (c) The participant shall receive a prorated payout of any Performance Unit Awards, Performance Stock Awards and Annual Incentive Awards. The prorated payout shall be determined by the Board or Committee, in their sole discretion, and shall be base upon the length of time that the participant held such Awards during the period for which performance is measured and the achievement of the established performance goals.

     8.2 Termination by Reason of Disability. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a participant incurs termination of employment due to disability:

     (a) Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time the participant became disabled) for a period of one year immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter. The participant's death at any time following such termination due to disability shall not affect the foregoing. In the event of termination due to disability, if an incentive stock option is exercised more than three (3) months after such termination of employment (or such other time period as may apply under Section 422 of the Code), such Option shall thereafter be treated as a non-qualified stock option.

     (b) Any restrictions on shares of Restricted Stock shall lapse and the participant shall be fully vested in the Restricted Stock. (c)The participant shall receive a prorated payout of any Performance Unit Awards, Performance Stock Awards and Annual Incentive Awards. The prorated payout shall be determined by the Board or Committee, in their sole discretion, and shall be base upon the length of time that the participant held such Awards during the period for which performance is measured and the achievement of the established performance goals.

Unless otherwise defined in the agreement governing the grant of an Award, "disability" shall mean a mental or physical illness or injury that entitles the participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the participant is not covered by such a plan, a mental or physical illness that renders a participant totally and permanently incapable of performing the participant's duties for the Company or a Subsidiary. Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense. The determination of disability shall be made by the Committee. The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.


     8.3 Voluntary Termination Before Retirement or Termination for Cause. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a participant voluntarily terminates his or her employment before retirement or is terminated for cause:

     (a) Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such participant shall immediately terminate. The death or disability of the participant after such a termination of employment shall not renew the exercisability of any Option or Stock Appreciation Right.

     (b) All shares of Restricted Stock still subject to restriction shall be forfeited by the participant, except the Board or Committee shall have the discretion in whole or in part any or all remaining restrictions with respect to any or all of such participant's shares of Restricted Stock.

     (c) All Performance Unit Awards, Performance Stock Awards and Annual Incentive Awards shall be forfeited by the participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, "termination for cause" shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company's established practices policies or guidelines applicable to the participant or (b) the participant's act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

     8.4 Other Termination. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a participant's employment terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above his or her employment or is terminated for cause:

     (a) Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such participant shall thereupon terminate, except that any such Option or Stock Appreciation Right, to the extent vested on the date of the participant's termination, may be exercised by the participant for the lesser of the three-month period commencing with the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter. The death or disability of the participant after such a termination of employment shall not extend the time permitted to exercise an Option or Stock Appreciation Right.

     (b) All shares of Restricted Stock still subject to restriction shall be forfeited by the participant, except the Board or Committee shall have the discretion in whole or in part any or all remaining restrictions with respect to any or all of such participant's shares of Restricted Stock.

     (c) The participant shall receive a prorated payout of any Performance Unit Awards, Performance Stock Awards and Annual Incentive Awards. The prorated payout shall be determined by the Board or Committee, in their sole discretion, and shall be base upon the length of time that the participant held such Awards during the period for wh~ch performance is measured and the achievement of the established performance goals.

Unless otherwise defined in the agreement governing the grant of an Award, "retirement" shall mean the participant's termination of employment after attaining either normal retirement age or the early retirement age as defined in the principal (as determined by the Board or Committee) tax-qualified plan of the Company or Subsidiary, and if the participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.


                                  ARTICLE IX

                              NONTRANSFERABILITY

     9.1 General. Unless otherwise provided in an agreement governing the grant of an Award, a participant's rights shall be exercisable during the participants lifetime only by the participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.


                                  ARTICLE X

                            ADJUSTMENT PROVISIONS


     10.1 Changes in Capitalization. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by or subject to each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed.

     10.2 Reorganization, Sale, etc. Options granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

     10.3 Substitutions and Assumptions. If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Board or Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Board or Committee may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future participants of this Plan. The number of shares reserved for issuance pursuant to Article III 'nay be increased by the corresponding number of options or other benefits assumed, and, in the ~~se of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.


                                 ARTICLE XI

                      AMENDMENT AND TERMINATION OF PLAN

     11.1 General. The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

     (a) no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent; and

     (b) no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the requirements as to eligibility for an Award under the Plan; or (iv) extend the term of the Plan.


                                 ARTICLE XII

                                MISCELLANEOUS

     12.1 Unfunded Status of Plan. It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board or Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Board or Committee otherwise determines, he existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     12.2 Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Option or Stock Appreciation Right granted under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Board or Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. If the participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the participant.

     12.3 No Guaranty of Employment. Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the participant. Except as may be provided in a written contract, the Company or Subsidiary and each of the participants continue to have the right to terminate the employment relationship at any time for any reason.

     12.4 Controlling Law. The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under
Section 16(b) of the Exchange Act.

     12.5 Headings. The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

     12.6 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     12.7 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a participant, and all rights granted to the Company hereunder, shall be binding upon the participant's heirs, legal representatives and successors.

     12.8 Entire Agreement. This Plan and any agreements governing the grant of Awards hereunder to any participant constitute the entire agreement with respect to the subject matter hereof with respect to such participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

                                 EXHIBIT A-1

                         TAX AND ACCOUNTING ASPECTS
                   OF THE 1998 INCENTIVE COMPENSATION PLAN
          AND THE 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.   Stock Options
     Options which meet the requirements of Section 422A of the Internal Revenue Code are called "incentive stock options." All other options are called "non-qualified stock options." The following is a brief summary of the Corporation's interpretation of the federal income tax results of incentive and non-qualified stock options under the present law and regulations (state income tax results may vary):

     a. The granting of a non-qualified stock option does not produce taxable income to the employee or a tax deduction to the Corporation or any subsidiary. Upon exercise of such an option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the employee as ordinary income and (b) deductible by the employer (assuming withholding, if required). The tax basis for the common stock acquired is the option plus that taxable excess.

     b. The granting of an incentive stock option does not produce taxable income to the employee or a tax deduction to the Corporation or any subsidiary. Upon exercise of such an option, the excess of the fair market value of the common stock acquired over the option price will be an item of tax preference to the employee (unless the employee disposes of the common stock in that same year). If the common stock is held by the employee for at least two years after the date of grant and one year after the date of exercise of the option (i) the employee does not realize any income as a result of exercising the option, (ii) the tax basis of the common stock received is the option price, and (iii) the employer is not entitled to any tax deduction by reason of the exercise. While any gain realized on the ultimate sale of the common stock, which is held for the appropriate period, is treated as gain resulting from the disposition of a capital asset, the Tax Reform Act of 1986 eliminated preferential tax treatment for capital gains and such gains are taxed for federal tax purposes as ordinary income. If the employee does not hold the common stock for at least two years after the date of a grant and one year after the date of exercise, the excess of the fair market value of the common stock at the time of exercise of the option (or the proceeds of disposition, if less) over the option price will, in the year of disposition, be (a) taxable to the employee as ordinary income and (b) deductible by the employer (assuming withholding, if required). The tax basis for the common stock received will be the option price plus that taxable excess.

     c. If an optioned exchanges common stock which he already owns for option shares, the optioned's taxable basis in the shares owned will be transferred to the shares acquired upon exercise of the option. If the common stock exchanged by the optioned are shares previously acquired by exercise of an incentive stock option and the exchanged shares have not been held by the optioned for at least two years after the date of grant and one year after the date of exercise of the prior option, the optioned will realize ordinary income equal to the excess of the fair market value of the exchanged shares at the time of such prior exercise over the option price for those exchanged shares.

2.   Stock Appreciation Rights
     No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the tax equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right. The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Corporation will be entitled to a deduction at the same time and in the same amount as the employee realizing ordinary income as a result of the exercise of the right.

3.   Restricted Stock Awards
     Generally at the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

4.   Performance Unit and Performance Stock Awards
     The grant of a performance unit award or a performance stock award generally will result in taxable income to the employee on the earlier of actual receipt of compensation pursuant to the award or when compensation is credited to the employee's account, or set apart, or otherwise made available. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

5.   Annual Incentive Awards
     An annual incentive award generally will result in taxable income to the employee at such time as all conditions to the entitlement to such award have been satisfied, regardless of whether the participant elects to receive the award in the form of cash or common stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

6.   Non-Qualified Stock Options to Non-Employee Directors
     The tax and accounting aspects of non-qualified stock options issued to non-employee directors are the same as those applicable to non-qualified stock option employees issued to employees as described above.

                                  EXHIBIT B

                           TWIN DISC, INCORPORATED
               1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                                  ARTICLE I

                                   PURPOSE

     1.1 Purpose. The purpose of the Twin Disc, Incorporated 1998 Stock Option Plan for Non-Employee Directors (the "Directors' Plan" or '1Plan'1) is to promote the financial interests of Twin Disc, Incorporated (the '1Company'1) and its shareholders by providing non-employee members of the Company's Board of Directors the opportunity to acquire Common Stock of the Company ("Common Stock"), thereby assisting the Company in its efforts to attract and retain well qualified individuals to serve as directors and further aligning the interests of such directors with those of the Company's shareholders. Options granted under the Directors' Plan are not intended to meet all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Directors' Plan shall be construed so as to carry out that intent.


                                  ARTICLE II

                            EFFECTIVE DATE AND TERM

     2.1 Effective Date. The Directors' Plan shall become effective on the date that it is approved by a majority of the outstanding shares of Common Stock of the Company, provided that such approval occurs within twelve months after the date that the Plan is adopted by the Company's Board of Directors (the "Board"). Options may be granted pursuant to the terms of the Plan prior to shareholder approval of the Plan, provided that all such Options are made subject to such shareholder approval. If shareholder approval is not obtained within twelve months after the date this Plan is adopted by the Board, the Board's adoption of this Plan, and the grant of any Options under this Plan, shall be null and void.

     2.2 Term. No Option may be granted more than ten years after the date that the Plan is adopted by the Board. Options granted within this time frame may, subject to the terms of the Plan and any agreement(s) governing the Options, be exercised, paid out, or modified more than ten years after the adoption of the Plan.


                                  ARTICLE III

                             STOCK SUBJECT TO PLAN

     3.1 Maximum Number. The maximum number of shares of Common Stock that may be issued pursuant to Options under the Plan is 35,000 subject to the adjustments provided in Article IX, below. Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.

     3.2 Availability of Shares for Award. Shares of Common Stock that are subject to issuance pursuant to an Option may thereafter be subject to a new Option if the prior Option to which such shares were subject lapses, expires or terminates without the issuance of such shares. In addition, shares of Common Stock that are received by the Company in connection with the exercise of an Option, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may be made subject to issuance pursuant to a later Option.


                                  ARTICLE IV

                                ADMINISTRATION

     4.1 General Administration. The Board will supervise and administer the Plan; provided, however, that the Board may appoint a committee (the "Committee") of two (2) or more directors to administer the Plan if deemed necessary or advisable in order to comply with the exemptive rule promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.2 Powers. Grants of Options under the Plan and the amount, price and timing of the awards to be granted will be automatic as described in Article
VI. However, the Board or Committee shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Options granted under the Plan, and with respect to all Plan administration issues.

     4.3 Section 16 Compliance. Transactions under this Directors' Plan are intended to comply with all applicable conditions of the exemptive rules promulgated pursuant to Section 16(b) of the Exchange Act. To the extent any provision of the Directors' Plan or action of the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.


                                  ARTICLE V

                                 ELIGIBILITY

     5.1 Eligibility. All present or future directors of the Company who are not employees of the Company shall be eligible to participate in the Directors' Plan.


                                  ARTICLE VI

                               GRANT OF OPTIONS

     6.1 Automatic Grant. On each annual stockholders' meeting beginning in calendar year 1998, each eligible director who is elected or re-elected to the Board, and each eligible director who is continuing to serve on the Board, shall be granted Options to purchase 1,000 shares of Common Stock, and the grant date for such Options being the date of the annual stockholders' meeting. If an eligible director is appointed to the Board effective on any date other than the date of the annual stockholders' meeting, said director shall be granted an Option to purchase 600 shares of Common Stock, and the grant date for such Options shall be the date that said director is appointed to the Board.

     6.2 Exercise Price. The exercise price per share shall be the fair market value per share of Common Stock on the date the option is granted. For this and all other purposes under the Plan, the fair market value shall be the closing price per share of Common Stock on the New York Stock Exchange ("NYSE") on the date of grant; provided, that if the Common Stock ceases to be listed on the NYSE, the Board or Committee shall designate an alternative method of determining the fair market value of the Common Stock.

     6.3 Option Period. No Option granted under the Plan shall be exercisable unless and until shareholder approval of the Plan is obtained. Following such approval, Options may be exercised in whole at any time or in part from time to time. An Option shall not be exercisable more than ten years after the date it is granted, and will terminate no later than three years after termination of director status for any reason other than death.

     6.4 Written Agreement. Each Option shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the participant. A single written agreement may cover the grant of Options in subsequent or prior years.


                                 ARTICLE VII

                             PAYMENT FOR OPTIONS

     7.1 General. Payments required, if any, upon a participant's exercise of an Option under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Board or Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

     7.2 Financial Assistance. The Board or the Committee may cause the Company or a Subsidiary to give or arrange for financial assistance (including without limitation direct loans, with or without interest, secured or unsecured, or guaranties of third-party loans) to a participant for the purpose of providing funds for the exercise of an Option under the Plan, when in the judgment of the Board or Committee such assistance may reasonably be expected to be in the best interests of the Company, and provided that such assistance as may be granted shall be consistent with the certificate of incorporation and by-laws of the Company and applicable law, and will permit any Common Stock to be fully paid and nonassessable when issued.

                                ARTICLE VIII

                             NONTRANSFERABILITY

     8.1 General. A participant's rights shall be exercisable during the participant's lifetime only by the participant, and no Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or pursuant to the laws of descent and distribution.


                                  ARTICLE IX

                             ADJUSTMENT PROVISIONS

     9.1 Changes in Capitalization. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares subject to each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Option shall not be changed.

     9.2 Reorganization, Sale, etc. Options granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.


                                  ARTICLE X

                       AMENDMENT AND TERMINATION OF PLAN

     10.1 General. The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

     (a) no action authorized by this Article shall reduce the amount of any existing Option or change the terms and conditions thereof without the participant's consent; and

     (b) no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Options under the Plan;
           (iii) modify the requirements as to eligibility for an Option under the Plan; or (iv) extend the term of the Plan.


                                  ARTICLE XI

                                MISCELLANEOUS

     11.1 Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to the exercise of any Option granted under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Board or Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is received upon the exercise of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

     11.2 Tenure. A participant's right, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his designation as a participant under the Directors' Plan.

     11.3 Controlling Law. The Plan and all Options granted and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under
Section 16(b) of the Exchange Act.

     11.4 Headings. The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

     11.5 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     11.6 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a participant, and all rights granted to the Company hereunder, shall be binding upon the participant's heirs, legal representatives and successors.

     11.7 Entire Agreement. This Plan and any agreements governing the grant of Options hereunder to any participant constitutes the entire agreement with respect to the subject matter hereof with respect to such participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.